SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

March 3, 2004

(March 2, 2004)

Commission file number 0-10972

___________________First Farmers and Merchants Corporation______________________
(Exact name of registrant as specified in its charter)

______________Tennessee______________	___________62-1148660___________
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

816 South Garden Street
________Columbia, Tennessee________	__________38402 - 1148_____________
(Address of principal executive offices)	(Zip Code)
______________________________(931) 388-3145________________________________
(Registrant's telephone number, including area code)

FIRST FARMERS AND MERCHANTS CORPORATION AND SUBSIDIARY

FORM 8-K

FIRST FARMERS AND MERCHANTS CORPORATION

Item 7. Financial Statements and Exhibits

(c)	The following exhibits are filed herewith:
Exhibit Number 99.1 - Press Release issued on March 2, 2004 by First Farmers and Merchants Corporation

Items 9 and 12. Regulation FD Disclosure

The information included in this section is intended to be included under "Item 12. Disclosure of Results of Operations and Financial Condition" and is included under this Item 9 in accordance with Securities and Exchange Act Release No. 33-8216.

On March 2, 2004, First Farmers and Merchants Corporation issued a press release announcing its financial results for the year ended December 31, 2003. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety. The information furnished under Item 9 of this Current Report on Form 8-K, including Exhibit 99.1, shall be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended.

FIRST FARMERS AND MERCHANTS CORPORATION AND SUBSIDIARY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST FARMERS AND MERCHANTS CORPORATION

(Registrant)

Date March 3, 2004___________	___________/s/ T. Randy Stevens____________
T. Randy Stevens,
President
(Chief Executive Officer)

Date March 3, 2004___________	________/s/ Patricia N. McClanahan__________
Patricia N. McClanahan,
Treasurer
(Chief Financial Officer)

FIRST FARMERS AND MERCHANTS CORPORATION AND SUBSIDIARY

EXHIBIT INDEX

FIRST FARMERS AND MERCHANTS CORPORATION AND SUBSIDIARY

Exhibit Number Title or Description

99.1	PRESS RELEASE ISSUED ON MARCH 2, 2004 BY FIRST FARMERS AND MERCHANTS CORPORATION

FIRST FARMERS AND MERCHANTS CORPORATION AND SUBSIDIARY

FIRST FARMERS & MERCHANTS NATIONAL BANK

Information for Release Contact: Jeff Bradford

615-312-7220

First Farmers & Merchants Corporation Announces Higher Earnings Per Share and Continued Growth in Stockholders' Equity

Columbia, Tenn., March 2, 2004 - Financial information released by First Farmers & Merchants National Bank today shows that 2003 was a good year for the bank's shareholders. Both earnings per share and average stockholder equity grew in 2003, as did the bank's net income.

The F&M Trust Department, one of Tennessee's best, increased total assets by 8.1 percent, from $2.05 billion to $2.21 billion.

"If the bank's performance is an indicator of wider economic trends, then we can say that our local economy is coming back strong," said President and CEO T. Randy Stevens. "Our average stockholder equity, for our corporation, was up 7.9 percent in 2003, from $95.15 million in 2002 to $102.69 million last year and the corporation's net income rose from$8.51 million in 2002 to $8.55 million in 2003. Though neither the bank nor the communities we serve have yet attained the rapid growth of the 1990s, we are certainly on the right track."

In other annual results for F&M Bank, earnings per share rose from $2.92 in 2002 to $2.93 in 2003. Total assets declined by 8.5%, from $898.9 million in 2002 to $828.8 million in 2003.

First Farmers and Merchants Corporation, headquartered in Columbia, Tennessee, is the holding company for First Farmers and Merchants National Bank of Columbia. First Farmers and Merchants National Bank is one of the largest community banks in Middle Tennessee and has over twenty commercial banking offices in six counties in southern Middle Tennessee.

FIRST FARMERS AND MERCHANTS CORPORATION AND SUBSIDIARY

Unaudited Financial Highlights
(Dollars in Thousands Except Per Share Data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2003	2002	2003	2002
Interest income	$9,792	$12,620	$42,551	$52,185
Interest expense	2,425	3,978	11,409	17,806
Net interest income	7,367	8,642	31,142	34,379
Provision for possible loan losses	(367)	1,400	433	7,450
Net interest income after provision
for loan losses	7,734	7,242	30,709	26,929
Noninterest income	2,965	2,703	10,178	10,126
Noninterest expense	7,583	7,120	29,297	26,208
Income before income taxes	3,116	2,825	11,590	10,847
Income taxes	921	634	3,040	2,329
Net income	$2,195	$2,191	$8,550	$8,518

Earnings per common share	$0.75	$0.75	$2.93	$2.92

Dividends declared per share			$1.11	$1.07

Total Assets			$828,813	$898,896
Cash and cash equivalents			38,434	51,701
Investment Securities			328,791	310,183
Loans, net			414,381	489,141
Deposits			716,433	789,187
Stockholders' equity			102,285	99,682

Book value per share			$35.03	$34.14